                                    Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the 2026 Incentive Plan of BRT Apartments Corp. of our report dated March 12, 2026, with respect to the consolidated financial statements of BRT Apartments Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

New York, NY
June 11, 2026